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                                                                       EXHIBIT 4

                              CONSULTING AGREEMENT

         AGREEMENT made this 1st day of March, 1999, by and between HECATE HOLDINGS LIMITED, a corporation having its principal place of business at 100 Market Street, Douglas 991TT, Isle of Man, hereinafter referred to as the "Consultant", and ENHANCED SERVICES COMPANY, INC., a corporation, having its principal place of business at 3415 S. Sepulveda Boulevard, Los Angeles, CA 90034, hereinafter referred to as "Company".

WHEREAS, Consultant provides consulting services with respect to matters concerning advertising and public relations to public and private corporations;

WHEREAS, the Company desires to engage the services of the Consultant for purposes of creating and executing an advertising and public relations campaign to enhance the exposure of the Company;

WHEREAS, Consultant wishes to accept such engagement; and

WHEREAS, the parties desire to set forth their respective rights, duties and obligations to each other in writing;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein the parties agree as follows:

1.   PERFORMANCE OF SERVICES

     The services the Consultant agrees hereby to perform shall consist generally of advertising and public relations with a goal toward enhancing the financial community's knowledge, information and awareness of the Company and its operations.

2.   COMPENSATION AND EXPENSES

     2.1 The Company shall issue to Consultant One Hundred Thousand (100,000) shares of the common stock of the Company ("Common Shares") as compensation during the Term.

     2.2 During the Term Consultant will also be entitled to reimbursement of previously approved expenses monthly in arrears upon submission of receipts and expense vouchers to the Company.

3.   TERM OF CONTRACT, TERMINATION

     3.1 The term of this Agreement shall be for a period of One (1) year ("Term"), commencing on the day of date of execution of this Agreement. On request, Consultant agrees to make itself available to the company's subsidiaries and affiliated corporations.

     3.2  This Agreement may not be terminated, except as provided herein.

4.   REGISTRATION RIGHTS

     Within five business days after the date hereof, the Company shall cause to be prepared and filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-8.



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5.   CONFIDENTIALITY

     5.1 The parties hereto acknowledge that they may, during the course of their performance of their obligations under this agreement, gain access to, or knowledge of confidential or proprietary information regarding another party, as well as trade secrets belonging to another party, including the means and methods by which a party conducts its business operations.

     5.2 All parties therefore agree that they will at all times keep absolutely secret and confidential and that they will not directly or indirectly disclose to any person at any time or make any authorized use of any parties confidential information, proprietary information, or trade secrets, including the means and methods by which the parties conduct their business operations.

6.   DEFAULT

     6.1 Upon a breach of any of the terms of this Agreement by one of the parties hereto ("the defaulting party") the other party ("the non-defaulting party") shall give written notice of such breach to the defaulting party giving such party Seven (7) days to remedy such breach.

     6.2 If the breach is not remedied within the Seven (7) day period aforesaid then the non-defaulting party shall in addition to its other legal rights be entitled to terminate this Agreement.

7.   TERMINATION

     7.1 Either party shall be entitled to terminate this Agreement if one of the parties commits or permits any one or more of the following acts which will constitute a material breach of this Agreement:

          7.1.1 The filing or failure to consent within Ten (10) days of service any bankruptcy petition.

          7.1.2 The liquidation or dissolution of any party.

          7.1.3 The appointment of a voluntary administrator, receiver, for any party.

          7.1.4 Making an assignment for the benefit of creditors or making any composition or arrangement with such creditors.

          7.1.5 The violation of any law, ordinance, rule or regulation of any government authority in connection with the services provided herein, the operation of the Company, or the materials to be distributed hereunder.

8.   ASSIGNMENT

     This Agreement shall not be assigned by either party without the prior written consent of the other party.

9.   CHOICE OF LAW

     All disputes concerning the validity, interpretation, or performance of the Agreement and any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of California.


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10.  ARBITRATION

     10.1 Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in accordance with the Commercial Rules of the American Arbitration Association; provided, however that this clause shall not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate. The arbitration shall be conducted in California, or at the office of the American Arbitration Association, which is closer to said location. Any award or determination of the arbitration tribunal shall be final, non-appealable, and conclusive upon the parties, and judgement thereon may be entered by any court of competent jurisdiction.

     10.2 ATTORNEY'S FEES, If any arbitration or other legal action is initiated by either of the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees in addition to any other relief that may be awarded.

11.  NOTICES


     11.1 All written notices permitted or required by the provisions of the Agreement shall (unless otherwise provided) be deemed so delivered when actually delivered by hand or when placed in United States Mail by Registered Mail or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the following address.


          If to Zulu:       Enhanced Services Company, Inc.
                            3415 S. Sepulveda Boulevard
                            Suite 500
                            Los Angeles, CA 90034
                            Attn:  General Counsel
                            Fax No. (310) 397-6132


          If to Consultant: Hecate Holdings, Ltd.
                            c/o Trident Trust
                            100 Market Street
                            Douglas 991TT
                            Isle of Man
                            Attn: Gordon Mundy

12.  WAIVER AND DELAY

     No waiver by either party of any breach or series of breaches or series of breaches of defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

13.  SUCCESSOR AND ASSIGNS

     This Agreement shall be binding upon and incure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.


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14.  ENTIRE AGREEMENT

     This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other Agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement can not be modified or changed except by written instrument signed by both of the parties hereto.

15.  TITLES FOR CONVENIENCE

     Titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

16.  SEVERABILITY

     Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite invalid or unenforceable provisions shall be deemed deleted, and the remains part of the Agreement shall continue in full force and effect. If any tribunal or court of competent jurisdiction deems any provision hereof unenforceable, such provision shall be modified only to the extent necessary to render it enforceable and this Agreement shall be valid and enforceable and the parties hereto agree to be bound by and perform same as thus modified.



         IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first written above.



     ENHANCED SERVICES COMPANY, INC.

     By:                   /s/
           -----------------------------------------
     Name:        Justin Walker
           -----------------------------------------
     Title:  Vice President & General Counsel
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     HECATE HOLDINGS, LTD.

     By:                   /s/
           -----------------------------------------
     Name:        Gordon Mundy
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     Title:                /s/
           -----------------------------------------





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